SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - February 13, 2003
                        (Date of Earliest Event Reported)


                                   WICKES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-22468


         Delaware                                             36-3554758
--------------------------                            --------------------------
(State of Incorporation)                                   (I.R.S. Employer
                                                           Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois                60061
------------------------------------------------      --------------------------
(Address of principal                                        (Zip Code)
executive offices)


Registrant's telephone number, including area code:  (847)  367-3400

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Item 5.  Other Events.

     On December 20, 2002, Wickes Inc. (the "Company") filed with the Commission an Application For Qualification of Indenture Under the Trust Indenture Act of 1939 (the "Trust Indenture Act") on Form T-3 (Commission File No. 022-28652, the "Form T-3") to qualify under the Trust Indenture Act the indenture (the "Indenture") pursuant to which the Company will issue its Senior Secured Notes due 2005 (the "New Senior Secured Notes"). A form of the Indenture was attached as Exhibit T3C to the Form T-3. On the same date, the Company commenced an offer to exchange (the "Exchange Offer") all of its outstanding $63,965,000 11?% Senior Subordinated Notes due 2003 (the "Existing Notes") for an equal principal amount of New Senior Secured Notes. The Offering Memorandum and Solicitation of Consents (the "Offering Memorandum") distributed to holders of the Existing Notes in connection with the Exchange Offer was attached as Exhibit T3E-1 to the Form T-3. As previously disclosed, the Exchange Offer will expire at 5:00 p.m., New York City time on Wednesday, February 19, 2002, unless extended.

     Exhibit B to the Indenture sets forth the appraised value of all real property which will be used to secure the New Senior Secured Notes. It erroneously lists a facility at 1087 Hammond Street, Bangor, Maine (the "Bangor Property"), which the Company no longer owns. As a result, the Indenture to be executed in connection with the completion of the Exchange Offer will not include the Bangor Property in Exhibit B, and the total appraised value of the real property securing the New Senior Secured Notes is therefore approximately $63.3 million.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WICKES INC.



Date:  February 13, 2002            By:     /S/ James A. Hopwood
                                            --------------------
                                            James A. Hopwood
                                            Senior Vice President and
                                            Chief Financial Officer